MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT is made effective for all purposes and in all respects as of the 1 day of March, 2001, by and between CENTURY CASINOS, INC., a Delaware corporation (hereinafter referred to as the "Company"), and FOCUS CASINO CONSULTING AG, a Swiss corporation (hereinafter referred to as the "Consultant").


                                WITNESSETH THAT:

     WHEREAS, Consultant has a contractual relationship with Mr. Peter Hoetzinger (Austrian citizen, born 05-05-1962), who is presently employed, and has since 1993 been employed by the Company; and

     WHEREAS, Consultant has the right, and the human resources available, to provide executive casino management services (a substantial part of the services Mr. Peter Hoetzinger provided) to the Company; and

     WHEREAS, both the Company and the Consultant desire to set forth the terms and conditions of their agreements and understandings, and for their mutual benefit to extend the term of Consultant's engagement hereunder;

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

1.     Term  of  Agreement.
       -------------------

     The term of this Agreement shall commence on March 1, 2001, and shall continue until December 31 , 2005, and shall be automatically renewed for additional, successive periods of five (5) years each thereafter, unless sooner terminated in accordance with the relevant provisions of this Agreement.


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2.     Duties  of  Consultant.
       ----------------------

     2.1 By entering into this Agreement, Consultant shall undertake and assume the responsibility of performing for and on behalf of the Company such duties as are usual and customary to the position of a Vice Chairman and President. The duties of Consultant shall be performed through Consultant by a management team, of which Mr. Peter Hoetzinger has to be part of.

3.     Compensation.
       ------------

     3.1     Management  Fee.  As  annual compensation for the services rendered
             ---------------
by Consultant for the Company pursuant to this Agreement, Consultant shall be paid not less than the following base annual management fee, on a monthly basis, during the term hereof: $100,000, plus annual increases and bonuses, and such other incentives, benefits, and compensation as may be awarded to him from time to time by the Compensation Committee of the Board of Directors of the Company.

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     3.2     Management  Fee  Review.  Consultant's  management  fee  shall  be
             -----------------------
reviewed  annually  by  the  Compensation  Committee.

4.     Additional  Benefits.
       --------------------

     In  addition  to, and not in limitation of, the compensation referred to in
Section 3, Consultant shall receive reimbursement of all reasonable expenses incurred in connection with the performance of the duties for the Company, upon submission of receipts to the Company. Reasonable expenses shall include, but not be limited to all out-of-pocket expenses for entertainment, travel, meals, lodging, automobile expenses, communications and office costs and the like incurred by the Consultant in the interest of the Company.

5.     Termination.
       -----------

     5.1     Termination  By Either Party Without Cause.  At any time during the
             ------------------------------------------
term hereof, or at the end of the term or any renewal term under Section 1 above, this Agreement may be terminated "without cause" by either the Company or the Consultant upon written notice to the other party.


          (a)     Termination  By  Consultant.  In the event of such termination
                  ---------------------------
     "without cause" by Consultant, the Company shall have the option either (i) to accept Consultant's resignation, effective immediately on receipt of such written notice; or (ii) to require Consultant to continue to perform his duties hereunder, for a period not to exceed six
     (6) months from the date of receipt of such written notice.
        In either event, the Consultant's compensation and benefits hereunder shall continue only until the date on which the Consultant ceases to perform any further duties for the Company.

          (b)     Termination  By  Company.  In  the  event  of such termination
                  ------------------------
     "without cause" by the Company, Consultant shall be continued at the same base fee for a period of six (6) months from the date on which the Consultant receives written notice of termination. Such compensation shall be paid to the Consultant in six (6) equal, successive monthly payments, beginning on the 1st day of the month immediately following the date on which the Consultant receives written notice of termination.

          Consultant shall continue to make himself available to, and shall cooperate with the Company, as may be reasonably required to assist the Company during the six-month transition period.

          (c) In the event Consultant's engagement hereunder is terminated by the Company "without cause" pursuant to this Section 5.1(b), after a "Change of Control," as defined in Section 5.3(a)(ii) below, has occurred, then the provisions of Section 5.3(b) shall apply.
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5.2     Termination  By  Company  For  Cause.
        ------------------------------------

          Notwithstanding any other provision hereof, the Company may terminate Consultant's engagement under this Agreement at any time for cause. The termination shall be effected by written notice thereof to the Consultant, which shall specify the exact cause for termination.

          For purposes hereof, the term "cause" shall mean the failure of Consultant for any reason, within thirty (30) days after receipt by Consultant of written notice thereof from the Company, to correct, cease, or otherwise alter any specific action or omission to act that constitutes a material and willful breach of this Agreement likely to result in material damage to the Company, or willful gross misconduct likely to result in material damage to the Company.

          Upon such valid termination for cause by the Company, Consultant shall not receive any termination pay or benefits beyond the date on which he receives final written notice of termination.

     5.3     Termination  By  Consultant  For  Cause.
             ---------------------------------------

     (a) Notwithstanding any other provision hereof, Consultant may terminate his engagement with Company under this Agreement at any time for cause, upon written notice thereof to the Company specifying the cause for Consultant's termination.

  For  purposes  hereof,  the  term  "for  cause"  shall  mean:

     (i) the failure of the Company for any reason, within thirty (30) days after receipt by the Company of written notice from Consultant, to correct, cease, or otherwise alter any material adverse change in the conditions of Consultant's engagement, including, but not limited to any change in Consultant's duties (such as, but not limited to another person or consulting company assuming the same or similar title, position or duties, or the Consultant's primary duties being assigned to be performed by the Consultant in a country other than the country of primary residence of the Consultant's management team, including Mr. Peter Hoetzinger), unless Consultant consents in writing to such change, or unless directed by the Compensation Committee (as long as the Compensation Committee consists of persons appointed by the Company's Board of Directors before any Change of Control); or

     (ii) a "Change of Control" of the Company occurs, or has previously occurred at any time during Consultant's engagement hereunder.

     "Change of Control" as used herein shall mean: (a) any person or entity (not affiliated with the Consultant or Mr. Peter Hoetzinger) becoming the beneficial owner of a majority of the Company's then outstanding securities; (b) the triggering

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of  the issuance of stock rights to Shareholders pursuant to the Company's Stock
Rights Agreement, as amended from time to time; (c) the replacement during any two calendar years of a majority of the existing Board of Directors of the Company; (d) holders of the Company's securities approve a merger, consolidation or liquidation of the Company.

     (b) In the event of termination by the Consultant "for cause" hereunder:

               (1) A lump sum cash benefit payment of three (3) times the Consultant's then current annual fee plus three (3) times the Consultant's average bonus for the last three years shall be made to Consultant within 30 days of such written notice.

               (2) Consultant may also, in addition to, and not in limitation of payments under Section 5.3(b)(1) hereunder, at his sole option, elect to serve as a consultant to Company (working out of his then current residence) for an additional period of three (3) years at his then current fee, his previous year's bonus and current benefits.

      5.4      Effective  Date  of Termination.  Unless otherwise specified, the
               -------------------------------
effective date of termination, as used in this Section 5, shall be the date on which Consultant receives written notice of termination from the Company or gives written notice of termination to the Company.

6.     Other  Business  Activities.
       ---------------------------

     During the period of his engagement under this Agreement, the Consultant shall not be employed by or otherwise engage or be interested in any business other than the Company, with the following exceptions:

          (a) Consultant's investment or involvement in any business shall not be considered a violation of this Section, provided that such business is not in direct competition with the Company and the Consultant does not render substantial management or other personal services to such business;

          (b) Consultant may consult with or for other businesses not in direct competition with the Company.

7.     Indemnification.
       ---------------

      So long as Consultant is not found by a court of law to be guilty of a willful and material breach of this Agreement, or to be guilty of willful gross misconduct, Consultant shall be indemnified from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceedings or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and approved by Consultant) incurred by Consultant, arising out of, in connection with, or based upon Consultant's services and the performance of his duties pursuant to this Agreement, or any other matter contemplated by this Agreement, whether or not resulting in any such
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liability;  and  Consultant  shall  be  reimbursed  by  the  Company as and when incurred for any reasonable legal or other expenses incurred by Consultant in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto (whether or not Consultant is a defendant in or target of such action, proceeding or investigation).

8.     Burden  and  Benefit.
       --------------------

     Unless the express provisions of a particular section of this Agreement state otherwise, or performance thereunder would be impossible, this Agreement shall be binding upon, and shall inure to the benefit of, Company and Consultant, and their respective heirs, personal and legal representatives, successors, and assigns. It shall also be expressly binding upon and inure to the benefit of any person or entity assuming the Corporation/Company, by merger, consolidation, purchase of assets or stock, or otherwise.

9.     Governing  Law.
       --------------

     It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Delaware. The Company agrees to cover all costs, including legal, arising in connection with drafting and implementing this Agreement, both for the Company and for Consultant.

10.     Severability.
        ------------

     The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.

11.     Notice.
        ------

     Any notice required to be given hereunder shall be sufficient if it is in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to the following respective addresses, which may hereafter be changed by written notice to the other party. Company at 200 - 220
                                                            -------
East  Bennett  Ave.,  Cripple  Creek,  CO 80813, USA, Consultant at Focus Casino
                                                      ----------
Consulting AG, c/o Lex Account - Mr. Werner Stocker, Neugasse 7, CH-6301 Zug, Switzerland.

12.     Entire  Agreement;  Interpretation.
        ----------------------------------

     12.1 This Agreement contains the entire agreement and understanding by and between the Company and Consultant with respect to the engagement of Consultant. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time. The Compensation Committee shall interpret and administer this

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Agreement,  in  good  faith,  and  may  make such  administrative or ministerial adjustments hereto as may be reasonably required without requiring written Amendment, if both parties agree, and the rights of the Consultant are not adversely affected thereby.

13.     Confidentiality.
        ---------------

     Other than in the performance of his duties hereunder, Consultant agrees not to disclose, either during the term of his engagement by the Company or at any time thereafter, to any person, firm or corporation any confidential information concerning the business affairs, financial affairs, know-how, private documents, reports, plans, proposals, marketing and sales plans, or similar information of the Company. Any such documents, techniques, methods, processes or technologies used by the Company shall be considered confidential and a "trade secret" for the purposes of this Agreement.

14.  Counterparts.
     ------------

      This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

     IN WITNESS WHEREOF, the Company and Consultant have duly executed this Agreement as of the day and year first above written.


COMPANY:                                    CONSULTANT:

CENTURY  CASINOS,  INC.,                    FOCUS  CASINO  CONSULTING  AG,
a  Delaware  corporation                    a  Swiss  corporation



By: /s/Erwin Haitzmann                      By: /s/Werner Stocker
    ------------------                          -----------------
  Chairman,  Compensation  Committee           Chairman  of the Board



By:/s/  Dinah  Corbaci
   -------------------
   Member,  Compensation  Committee

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